UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001	(805) 667-4100
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02: Termination of a Material Definitive Agreement

Affinity Group, Inc.(“AGI”) is a wholly-owned subsidiary of Affinity Group Holding, Inc. (“AGHI”).  On June 5, 2009, the AGI entered into an option agreement (the “Option Agreement”) with The Stephen Adams Living Trust (the “Trust”) in connection with support provided by the Trust with respect to the June 5, 2009 amendment to AGI’s senior credit agreement.  A copy of the Option Agreement is filed as Exhibit 10.33 to AGI’s Form 10-K for the year ended December 31, 2009.  The Trust has assigned its rights under the Option Agreement to FreedomRoads Holding Company, LLC (“FreedomRoads”).  Effective December 14, 2009 AGI and Freedom Roads mutually agreed to terminate the Option Agreement.  In connection therewith, AGI and FreedomRoads also amended the Cooperative Resources agreement between AGI and Freedom Roads to eliminate certain fees payable by FreedomRoads, entered into a ten year parts and accessories supply contract and entered into a database licensing agreement.

Section 8 — Other Events

Item 8.01: Other Events

On December 15, 2009, AGI entered into a non-binding letter of intent with a private equity firm to provide $70.0 million in senior secured second lien debt to AGI and award the private equity firm a future economic interest in AGHI.  Consummation of the financing and other aspects of the proposed transaction are subject to a number of conditions, including completion of due diligence by the private equity firm, completion of definitive documentation acceptable to AGI and the private equity firm, and refinancing of AGI’s senior secured facility.  As of September 30, 2009, AGI had $120.2 million outstanding under the term loans and revolving credit line under its current senior secured credit facility due March 31, 2010, $9.7 million outstanding on its second lien loan indebtedness which is due July 31, 2010 and $137.8 million outstanding under AGI’s senior subordinated notes due February 15, 2012, and AGHI had $112.1 million outstanding under AGHI’s senior notes due February 15, 2012.  If conditions to the proposed $70.0 million second lien financing are satisfied, AGI anticipates closing on such financing prior to the maturity of the senior secured credit facility due March 31, 2010.

Section 9 — Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:  N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: December 16, 2009	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer